Filed pursuant to Rule 424(b)(3)
Registration No. 333-226239

PROSPECTUS SUPPLEMENT NO. 5
(To Prospectus dated August 8, 2018)

INTELLIPHARMACEUTICS INTERNATIONAL INC.

6,858,334 Common Shares

This Prospectus Supplement No. 5 (this “Prospectus Supplement”) amends and supplements our Prospectus dated August 8, 2018, as supplemented by prospectus supplement no. 1, dated August 15, 2018, as supplemented by prospectus supplement no. 2, dated September 11, 2018, as supplemented by prospectus supplement no. 3, dated September 13, 2018, and as supplemented by prospectus supplement no. 4, dated October 1, 2018 (the “Prospectus”), which form a part of our Registration Statement (our “Registration Statement”) on Form F-1 (Registration No. 333-226239). This Prospectus Supplement is being filed to amend and supplement the information included or incorporated by reference in the Prospectus with the information contained in this Prospectus Supplement. The Prospectus and this Prospectus Supplement relate to the resale, from time to time, of up to 6,858,334 common shares by certain of our shareholders identified in the Prospectus.

This Prospectus Supplement includes information from our Report on Form 6-K, which was filed with the Securities and Exchange Commission on October 5, 2018.

This Prospectus Supplement should be read in conjunction with the Prospectus that was previously filed, except to the extent that the information in this Prospectus Supplement updates and supersedes the information contained in the Prospectus.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION OR CANADIAN SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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The date of this Prospectus Supplement is October 5, 2018

As previously announced, on April 7, 2017, Intellipharmaceutics International Inc. (the “Company”) received notice that Purdue Pharma L.P., Purdue Pharmaceuticals L.P., The P.F. Laboratories, Inc., Rhodes Technologies, and another party had commenced patent infringement proceedings against the Company in the U.S. District Court for the District of Delaware in respect of the Company’s new drug application filing for Oxycodone ER. A trial date was set for October 22, 2018.

On October 4, 2018, the parties to the case mutually agreed to postpone the scheduled court date pending a case status conference scheduled for December 17, 2018.